PROXY                            GRANCARE, INC.                     EXHIBIT 99.1

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR SPECIAL MEETING OF SHAREHOLDERS -- JULY 31, 1995

    The undersigned shareholder of GranCare, Inc., a California corporation (the "Company") acknowledges receipt of the Notice of the Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated June 30, 1995, and the undersigned revokes all other proxies and appoints Gene E. Burleson and Evrett W. Benton, and each of them, the attorneys and proxies for the undersigned, each with the power of substitution, to attend and act for the undersigned at the Company's Special Meeting of Shareholders to be held at the offices of GranCare, Inc., One Ravinia Drive, Suite 1500, Atlanta, Georgia, 30346, on July 31, 1995, at 10:00 a.m., and at any adjournments thereof in connection therewith to vote and represent all of the shares of the Company's Common Stock which the undersigned would be entitled to vote, as follows:

    1. The approval and adoption of an Agreement and Plan of Merger, dated as of May 2, 1995 (the "Merger Agreement"), by and among GranCare, GW Acquisition Corp., a wholly-owned subsidiary of GranCare ("GWAC"), and Evergreen Healthcare, Inc. ("Evergreen"), pursuant to which, among other things: (i) GWAC will be merged with and into Evergreen, and Evergreen will become a wholly-owned subsidiary of GranCare, (ii) each share of Evergreen common stock, par value $0.01 per share, will be converted into
       0.775 of a share of GranCare common stock, no par value and (iii) GranCare will assume the Evergreen 1993 Incentive Compensation Plan, the 1994 Non-Employee Director Stock Option Plan, and the National Heritage, Inc. 1987 Stock Option Plan and all outstanding options under such plans and all outstanding Evergreen warrants.

      / /  FOR                  / /  AGAINST                  / /  ABSTAIN

    2. The transaction of such other business as may properly come before the Special Meeting or at any adjournment or postponement thereof.

                          (continued on reverse side)

                         (continued from reverse side)

    Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE
                                   PROVIDED.
                                                       DATED THIS_____DAY OF____
                                                       1995

                                                       ------------------------
                                                       SIGNATURE OF SHAREHOLDER

                                                       ------------------------
                                                       SIGNATURE OF SHAREHOLDER

                                                       PLEASE SIGN EXACTLY AS
                                                       YOUR NAME OR NAMES APPEAR
                                                       HEREON. WHEN SIGNING AS
                                                       ATTORNEY, EXECUTOR,
                                                       ADMINISTRATOR, TRUSTEE OR
                                                       GUARDIAN, PLEASE GIVE
                                                       FULL TITLE AS SUCH. IF
                                                       SHARES ARE HELD JOINTLY,
                                                       EACH HOLDER SHOULD SIGN.